BOBBY L CULPEPPER
                                & ASSOCIATES
                         A PROFESSIONAL LAW CORPORATION
                            525 EAST COURT AVENUE
                        JONESBORO, LOUISIANA 71251-3497
                                 318/259-4184
                              FAX #318/259-6278
BOBBY L CULPEPPER                                           210 WEST ALABAMA
TERESA CULPEPPER CARROLL                                    RUSTON, LA  71270
J. CLAY CARROLL                                             318-251-0701

                                                            223 SOUTH GRAND
PLEASE REFER ALL CORRESPONDENCE                             MONROE, LA 71201
TO THE JONESBORO OFFICE                                     318-325-3884

File#  97-18,379           November 21, 1997


MMR Investment Bankers
550 North 159th Street East
P.O. Box 781440
Wichita, Kansas 67278-1440

Gentlemen:

Bobby L. Culpepper & Associates, a PLC, serves as the attorney for Senior Retirement Communities, Inc., and does hereby give permission to use its opinion letter hereby furnished to you concerning our client's incurrence of debt in the principal amount of $9,000,000.00 and the issuance of first mortgage bonds in connection with development of its Highway 80 property in Ruston, Louisiana, in Prospectus for Bond Issue of Senior Retirement Communities, Inc.

With kindest personal regards, I remain

Yours very truly,



J. CLAY CARROLL
JCC:bb
cc:Senior Retirement Communities, Inc.